Exhibit 21.1

                      LIBERTY PROPERTY TRUST
               LIBERTY PROPERTY LIMITED PARTNERSHIP
                       LIST OF SUBSIDIARIES


Rouse & Associates - 1655 Valley Center Parkway Limited Partnership Rouse & Associates - 931 South Matlack Street Limited Partnership Rouse & Associates - 300 Stonegate Drive Limited Partnership
Rouse & Associates - 200 Hedgewood Drive Limited Partnership
Rouse & Associates - 100 Hedgewood Drive Limited Partnership
1495 Valley Center Parkway Limited Partnership
Rouse & Associates - Great Valley Retail Limited Partnership
Rouse & Associates - 300 Hedgewood Drive Limited Partnership
Rouse & Associates - 420 Lapp Road Limited Partnership
Rouse & Associates - 1 Chelsea Parkway Limited Partnership
Rouse & Associates - 3 Chelsea Parkway Limited Partnership
Rouse & Associates - 400 Hedgewood Drive Limited Partnership
Rouse & Associates - 1550 Valley Center Parkway Limited Partnership Rouse & Associates - 1560 Valley Center Parkway Limited Partnership Rouse & Associates - 14 Lee Boulevard Limited Partnership
500 Chester Field Parkway Limited Partnership
300/400 Chester Field Parkway Limited Partnership
Rouse & Associates - 580 Snowdrift Road Limited Partnership
Rouse & Associates - 1510 Valley Center Parkway Limited Partnership Rouse & Associates - 1530 Valley Center Parkway Limited Partnership Rouse & Associates - 747 Dresher Road Limited Partnership
Rouse & Associates - 200 Stonegate Drive Limited Partnership
Great Valley Associates Limited Partnership
Rouse & Associates - 974 Marcon Boulevard Limited Partnership
Rouse & Associates - 1180 Church Road Limited Partnership
Rouse & Associates - 40 Valley Stream Parkway Limited Partnership Rouse & Associates - 50 Valley Stream Parkway Limited Partnership Rouse & Associates - 20 Valley Stream Parkway Limited Partnership Rouse & Associates - 800-860 Town Center Drive Limited Partnership Rouse & Associates - 1610 Medical Drive Limited Partnership
Rouse & Associates - 15 Great Valley Parkway Limited Partnership Morehall Associates Limited Partnership
Rouse & Associates - 311 Technology Drive Limited Partnership
Rouse & Associates - 55 Valley Stream Parkway Limited Partnership Rouse & Associates - 65 Valley Stream Parkway Limited Partnership Rouse & Associates - 508 Lapp Road Limited Partnership
Rouse & Associates - 10 Valley Stream Parkway Limited Partnership Rouse & Associates - 333 Phoenixville Pike Limited Partnership Rouse & Associates - 964 Marcon Boulevard Limited Partnership
1566 Medical Drive Associates Limited Partnership
Roble Road Associates Limited Partnership
Rouse & Associates - 30 Great Valley Parkway Limited Partnership Rouse & Associates - 75 Great Valley Parkway Limited Partnership Rouse & Associates - 35 Great Valley Parkway Limited Partnership Rouse & Associates - 77 Great Valley Parkway Limited Partnership RHW Lehigh Valley
Rouse & Associates - Plymouth Meeting Limited Partnership
Rouse & Associates - 256 Great Valley Parkway Limited Partnership 2202 Hangar Place Associates Limited Partnership
2201 Hangar Place Associates Limited Partnership
Rouse & Associates - 205 Great Valley Parkway Limited Partnership 954 Marcon Boulevard Associates Limited Partnership
Rouse & Associates - 14 Great Valley Parkway Limited Partnership Rouse & Associates - XXVII Great Valley Parkway Limited Partnership Rouse & Associates - 333 Technology Drive Limited Partnership
Rouse & Associates - 510 Lapp Road Limited Partnership
Liberty Lehigh Partnership
Liberty Special Purposes Corp.
Liberty Property Development Corp.
Liberty Property Development Corp. II
Lingerfelt Continental Associates Limited Partnership
Fox Run Holding Associates Limited Partnership
Metro East Executive Terrace
Rouse & Associates - Lanham Limited Partnership
Liberty Property Philadelphia Corp.
Liberty Property Philadelphia Trust
Liberty Property Philadelphia Limited Partnership
Liberty Property Philadelphia Limited Partnership II